Exhibit 99.3

MEDICAL BILLING ASSISTANCE, INC.
(A Development Stage Company)

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 &
September 30, 2010 (Unaudited)

MEDICAL BILLING ASSISTANCE, INC. AND FCID HOLDINGS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2010
(Unaudited)

	MEDICAL		Adjustments		Consolidated
	BILLING	FCID	(See Notes)		Balance
ASSETS

Current assets
Cash	$766	$64,877	$-		$65,643
Accounts receivable		67,748			67,748
Prepaid expenses		7,658			7,658
Total current assets	766	140,283	-		141,049

Fixed assets - net		4,738,924			4,738,924
Deposits		4,415			4,415

Total Assets	$766	$4,883,622	$-		$4,884,388

LIABILITIES
& STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$882	$49,297	$-		$50,179
Related party payables	50,248				50,248
Property taxes payable		60,300			60,300
Tenant deposits		47,399			47,399
Notes payable - current	32,600				32,600
Other liabilities		10,978			10,978
Total current liabilties	83,730	167,974	-		251,704

Notes payable		5,433,295			5,433,295

Total Liabilities	83,730	5,601,269	-		5,684,999

Stockholders' Equity
Preferred stock, $.10 par value;
1,000,000 shares authorized;
none issued and outstanding	-	-	-		-
Common stock, $.001 par value;
100,000,000 shares authorized;
49,716,000 shares issued and
outstanding	9,716	1,000	39,000	A	49,716
Additional paid in capital	35,836	(2,563,891)	(167,516)	A	(2,695,571)
Retained earnings	(128,516)	1,845,244	128,516	A	1,845,244

Total Stockholders' Equity	(82,964)	(717,647)	-		(800,611)

Total Liabilities and Stockholders' Equity	$766	$4,883,622	$-		$4,884,388

MEDICAL BILLING ASSISTANCE, INC. AND FCID HOLDINGS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	MEDICAL
	BILLING	FCID
	Year Ended	Year Ended	Adjustments	Consolidated
	Dec. 31, 2009	Dec. 31, 2009	(See Notes)	Balance

Sales	$4,632	$1,029,725	$-	$1,034,357
Other revenue		43,683		43,683
Cost of goods sold	4,027			4,027

Gross profit	605	1,073,408	-	1,074,013

Operating expenses:
Depreciation		159,588	-	159,588
General and administrative	21,661	477,574	-	499,235
	21,661	637,162	-	658,823

Income (loss) from operations	(21,056)	436,246	-	415,190

Other income (expense):
Interest revenue		459		459
Interest expense	(841)	(281,109)		(281,950)
	(841)	(280,650)	-	(281,491)

Income (loss) before provision
for income taxes	(21,897)	155,596	-	133,699

Provision for income tax	-	-	-	-

Net income (loss)	$(21,897)	$155,596	$-	$133,699

Net income (loss) per share
(Basic and fully diluted)	$(0)	$0.00

Weighted average number of
common shares outstanding	49,716,000	49,716,000

MEDICAL BILLING ASSISTANCE, INC. AND FCID HOLDINGS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	MEDICAL
	BILLING	FCID
	Nine Months	Nine Months
	Ended	Ended
	Sept. 30, 2010	Sept. 30, 2010	Adjustments	Consolidated
	(Unaudited)	(Unaudited)	(See Notes)	Balance

Sales	$-	$944,425	$-	$944,425
Other revenue		3,329		3,329
Cost of goods sold				-

Gross profit	-	947,754	-	947,754

Operating expenses:
Depreciation		121,092	-	121,092
General and administrative	13,252	346,565	-	359,817
	13,252	467,657	-	480,909

Income (loss) from operations	(13,252)	480,097	-	466,845

Other income (expense):
Interest revenue		93		93
Interest expense	(1,232)	(228,386)		(229,618)
	(1,232)	(228,293)	-	(229,525)

Income (loss) before provision
for income taxes	(14,484)	251,804	-	237,320

Provision for income tax	-	-	-	-

Net income (loss)	$(14,484)	$251,804	$-	$237,320

Net income (loss) per share
(Basic and fully diluted)	$(0)	$0.01

Weighted average number of
common shares outstanding	49,716,000	49,716,000

MEDICAL BILLING ASSISTANCE, INC.
(A Development Stage Company)
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and September 30, 2010 (Unaudited)

Basis of Presentation

The following pro forma consolidated balance sheet as of September 30, 2010 and pro forma consolidated statements of operations for the year ended December 31, 2009 and for the nine months ended September 30, 2010 between Medical Billing Assistance, Inc. and FCID Holdings, Inc. are presented to show what effects the reverse acquisition of Medical Billing Assistance, Inc. by FCID Holdings, Inc., Inc. might have had on historical financial information had the transaction taken place on an earlier date. The pro forma consolidated financial statements are derived from the historical financial statements of Medical Billing Assistance, Inc. and FCID Holdings, Inc. and assume that for balance sheet purposes the transaction took place on September 30, 2010, and for statements of operations purposes on January 1, 2009 with resulting effects through December 31, 2009, and on January 1, 2010 with resulting effects through September 30, 2010. The pro forma consolidated financial statements should be read in conjunction with the historical financial information. The pro forma consolidated financial statements are not necessarily indicative of the result that would have been attained had the transaction actually taken place earlier.

Pro Forma Adjustments

Pro forma adjustments from the pro forma consolidated financial statements are referenced below.

(A) Adjustment to restate common stock to that of Medical Billing Assistance, Inc.